                                                                  Exhibit (i)(3)

                                   Law Offices
                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18/th/ & Cherry Streets
                           Philadelphia, PA 19103-6996
                                  215-988-2700
                                215-988-2757 Fax
                                   www.dbr.com

                                                                   July 31, 2002

M.S.D. & T. Funds, Inc.
Two Hopkins Plaza
Baltimore, MD 21201

Re:      M.S.D. & T. Funds, Inc.

Ladies and Gentleman:

     We have acted as counsel for M.S.D. & T. Funds, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing of Post-Effective Amendment No. 29 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended. The Amendment seeks to register an indefinite number of shares of three new series of shares of common stock, par value $.001 per share, designated as Special Series 1 Shares, Special Series 2 Shares and Special Series 3 Shares (the "Series"), in each of the Company's existing fourteen classes of shares (the "Classes"), each Class representing interests in a separate portfolio of investments (the shares in the Series of the Classes being referred to herein collectively, as the "Shares"). You have asked for our opinion on certain matters relating to the Shares.

     We have reviewed the Company's Articles of Incorporation and Bylaws, in each case as amended to the date hereby, resolutions of the Company's Board of Directors, certificates of public officials and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

     We have also assumed the following for purposes of this opinion:

     1. Prior to the issuance of the Shares, Articles Supplementary to the Articles of Incorporation of the Company relating to the Shares will be filed with the Maryland State Department of Assessments and Taxation.

     2. The Shares will be issued in accordance with the Articles of Incorporation and Bylaws of the Company and resolutions of the Company's Board of Directors and stockholders relating to the creation, authorization and issuance of the Shares.

M.S.D. & T. Funds, Inc.
July 31, 2002
Page 2

     3. No Shares will be issued prior to the effective date of the Amendment.

     4. The Shares will be issued against consideration thereof as described in the Company's prospectuses relating thereto, and such consideration will be not less than the applicable par value.

     5. The number of outstanding Shares will not exceed the number of Shares authorized for the particular Series as of the date of issuance of the Shares.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is authorized to issue the following number of Shares in each Series:

                      Classification            Number of Shares Authorized
                      --------------            ---------------------------

                Class A - Special Series 1              500,000,000
                Class A - Special Series 2              500,000,000
                Class A - Special Series 3              500,000,000
                Class B - Special Series 1              500,000,000
                Class B - Special Series 2              500,000,000
                Class B - Special Series 3              500,000,000
                Class C - Special Series 1              500,000,000
                Class C - Special Series 2              500,000,000
                Class C - Special Series 3              500,000,000
                Class E - Special Series 1              100,000,000
                Class E - Special Series 2              100,000,000
                Class E - Special Series 3              100,000,000
                Class F - Special Series 1              100,000,000
                Class F - Special Series 2              100,000,000
                Class F - Special Series 3              100,000,000
                Class G - Special Series 1              100,000,000
                Class G - Special Series 2              100,000,000
                Class G - Special Series 3              100,000,000
                Class H - Special Series 1              100,000,000
                Class H - Special Series 2              100,000,000
                Class H - Special Series 3              100,000,000
                Class J - Special Series 1              100,000,000
                Class J - Special Series 2              100,000,000
                Class J - Special Series 3              100,000,000
                Class K - Special Series 1              100,000,000
                Class K - Special Series 2              100,000,000
                Class K - Special Series 3              100,000,000
                Class L - Special Series 1              100,000,000
                Class L - Special Series 2              100,000,000

M.S.D. & T. Funds, Inc.
July 31, 2002
Page 3

                    Classification              Number of Shares Authorized
                    --------------              ---------------------------

             Class L - Special Series 3                  100,000,000
             Class M - Special Series 1                  100,000,000
             Class M - Special Series 2                  100,000,000
             Class M - Special Series 3                  100,000,000
             Class N - Special Series 1                  100,000,000
             Class N - Special Series 2                  100,000,000
             Class N - Special Series 3                  100,000,000
             Class O - Special Series 1                  100,000,000
             Class O - Special Series 2                  100,000,000
             Class O - Special Series 3                  100,000,000
             Class P - Special Series 1                  100,000,000
             Class P - Special Series 2                  100,000,000
             Class P - Special Series 3                  100,000,000

     2. The Shares will be validly issued, fully paid and non-assessable by the Company.

     We consent to the filing of this opinion as an exhibit to the Amendment to be filed by the Company with the Securities and Exchange Commission.

                                               Very truly yours,

                                                /s/ Drinker Biddle & Reath LLP
     `                                          --------------------------------
                                                    Drinker Biddle & Reath LLP